UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PEOPLES EDUCATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 14, 2010

Notice is hereby given that an Annual Meeting of Stockholders of Peoples Educational Holdings, Inc. (the “Company”) will be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Thursday, January 14, 2010 at 9:00 A.M. Eastern Standard Time. At the meeting, stockholders will act on the following matters:

•	Proposal 1: The election of eight directors to serve for a term of one year expiring at the next annual meeting of stockholders;

•	Proposal 2: The approval and ratification of the selection of independent registered public accountants; and

•	The consideration of such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 6, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ John C. Bergstrom
John C. Bergstrom
Secretary

Saddle Brook, New Jersey
December 9, 2009

To ensure your representation at the Annual Meeting, please sign, date, and return the enclosed proxy card whether or not you expect to attend in person.  Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on January 14, 2010:

This Proxy Statement and our Annual Report on Form 10-K
for the fiscal year ended May 31, 2009 are available on the internet at:
http://www.vfnotice.com/peoplesed/

Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

PROXY STATEMENT
Annual Meeting of Stockholders
January 14, 2010

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Peoples Educational Holdings, Inc., a Delaware corporation (the “Company”), of proxies for an Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Thursday, January 14, 2010 at 9:00 A.M.  Eastern Standard Time, or any adjournment or adjournments thereof.

This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about December 9, 2009.  An annual report containing the Company’s consolidated balance sheets as of May 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended May 31, 2009 and 2008, is being mailed to stockholders with this Proxy Statement.  Stockholders are urged to review the financial statements as they contain important information.

The total number of shares outstanding and entitled to vote at the Annual Meeting as of November 6, 2009 consists of 4,462,202 shares of common stock.  Each share of common stock is entitled to one vote and there is no cumulative voting.  Only stockholders of record at the close of business on November 6, 2009 will be entitled to vote at the Annual Meeting.

Shares represented by proxies properly signed, dated, and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein.  If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees, FOR the ratification of the selection of the independent registered public accountants, and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.  Directors are elected by a plurality of the votes and the eight nominees with the greatest number of votes will be elected.  Any other item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business.  Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders.  Consequently, abstentions will have the same effect as a negative vote, except in the election of directors where abstentions or “withhold authority” will not have any effect.  If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Board of Directors of the Company is currently composed of eight members, all of whom are nominees for election at the Annual Meeting.  It is the recommendation of the Board of Directors that the eight nominees named below be reelected as directors, to serve as directors until the next Annual Meeting of Stockholders and until their successors shall be duly elected as directors.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the eight nominees named below.  The Company believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the proxies will be voted for any substitute nominee who may be designated by the Board of Directors.

Nominees for Election at the Annual Meeting

The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to the Company by the nominees.

Name and Age	Principal Occupation	Director Since

G. Thomas Ahern (51) (1)
CEO of Coughlan Companies and Capstone Publishers, a major publisher of children’s books through their imprints, Capstone Press, Compass Point Books, Picture Window, and Stone Arch Books, since 2007. Mr. Ahern has more than 20 years of executive management, technology, and sales experience. Prior to joining Coughlan Companies, he served as CEO of SwiftKnowledge, a web-based business intelligence software company, from 2001 to 2007. He also was Executive Vice President, Sales and Marketing for PLATO Learning (NASDAQ: TUTR), a highly successful educational software company based in Bloomington, MN, from 1990 to 2001. Mr. Ahern is a Communications graduate of Northwestern University (BA 1980).
2006

Brian T. Beckwith (53)
President and Chief Executive Officer of the Company since December 2001. Mr. Beckwith has over 25 years of publishing industry experience, including positions in market research, consumer marketing, operations, business development, and general management. Prior to joining the Company, he was a principal in Beckwith & Associates, a publishing advisory firm specializing in start-ups, acquisitions, and Internet business development. From 1998 to 2000, he was President and Chief Operating Officer of Grolier, Inc., a $450 million publisher and direct marketer of children’s books and other educational products. From 1991 to 1997, Mr. Beckwith served in various senior management positions with K-III (Primedia) including President and Chief Executive Officer of the Special Interest Magazine Group. Mr. Beckwith has also held management positions with News Corporation, CBS Magazines, and Ziff-Davis Publishing. He holds a B.A. summa cum laude from New England College and an M.B.A. from Fordham University’s Graduate School of Business.
2001

Name and Age	Principal Occupation	Director Since

John C. Bergstrom (49) (1) (2) (3)	He has been a partner in RiverPoint Investments, Inc., a St. Paul, MN based business and financial advisory firm since 1995. Mr. Bergstrom is also a director of Dolan Media Co. (NYSE:DM), Tecmark, Inc., Instrumental, Inc., JobDig, Inc., Great River Communications Corp., Creative Publishing Solutions, Inc., and IDLoyalty, LLC. Mr. Bergstrom is a graduate of Gustavus Adolphus College, B.A., and the University of Minnesota, M.B.A.	1998

Richard J. Casabonne (64) (3)	Founder and President of Casabonne Associates, Inc., an educational research, strategy, and development firm, since 1972. From October 2003 to May 2004, he served as Chief Executive Officer of TestU, an instructional assessment company based in New York City. From July 2001 to April 2002, Mr. Casabonne also served as the President of the Education and Training Group of Leapfrog Enterprises, Inc. where he also served as a director. He is a past President of AEP (The Association of Educational Publishers).	2002

Anton J. Christianson (57) (2) (3)
Chairman of Cherry Tree Companies, a firm involved in investment management, investment banking, and wealth management, since 1980. Mr. Christianson controls Adam Smith Management Companies, LLC, Adam Smith Fund, LLC, Adam Smith Growth Partners, LP and School Power, LP, all of which are investors in Peoples Educational Holdings and affiliates of Cherry Tree Companies. He serves as a director of AmeriPride Services, Inc., Dolan Media Co. (NYSE:DM), Titan Machinery, Inc. (NASDAQ: TITN) and Arctic Cat, Inc. (NASDAQ:ACAT). Mr. Christianson is a graduate of St. John’s University, Collegeville, Minnesota, and earned an M.B.A. from Harvard Business School.
		1998

James P. Dolan (60) (1) (2)
Since 1992, he has been Chairman, President and Chief Executive Officer, and founder of Dolan Media Company, (NYSE:DM) Minneapolis, a specialized business information company that publishes daily and weekly business newspapers in 21 U.S. markets; and operates a number of legal services businesses including Counsel Press, the nation’s largest appellate legal services provider, and National Default Exchange, a leading provider of mortgage default processing services to the foreclosure bar. From 1989 to 1993, he was Executive Vice President of the Jordan Group, New York City, an investment bank specializing in media. He previously held executive positions with News Corporation Ltd. in New York, Sun-Times Company of Chicago, and Centel Corp., Chicago, and was an award-winning reporter and editor at newspapers in San Antonio, New York, Chicago, Sydney, and London. He serves as a director of several private companies and is a journalism graduate of the University of Oklahoma.
		1999

Name and Age	Principal Occupation	Director Since

Diane M. Miller (57)
Co-founder and has served as Executive Vice President of the Company since 1989, and Chief Creative Officer since 2005. Her educational publishing experience encompasses general management, product development, strategic planning, market research, writing, curriculum development, editorial, marketing, production, and professional development. Prior to forming the Company, Ms. Miller was publisher of Globe Books, a remedial, supplementary education publisher owned by Simon and Schuster. Prior to joining Globe Books, she was Senior Editor of Reading for Harcourt Brace Jovanovich. Ms. Miller has classroom and research experience as well, and is a graduate with honors of Centre College of Kentucky.
		1998

James J. Peoples (72)	Co-founder, Chairman and Senior Advisor to the Company. Mr. Peoples served as the Company’s President and CEO from 1989 until 2001 and remains Chairman of the Board. He has over 40 years of experience in schoolbook publishing, including positions in sales, sales management, corporate staff assignments, and general management. Prior to forming the Company, Mr. Peoples was President of the Prentice Hall School Group for seven years and served three years as Group President of the $350 million Simon and Schuster Educational Group. Mr. Peoples is a graduate of Oregon State University.	1998

(1)           Member of the Audit Committee.
(2)           Member of the Compensation Committee.
(3)           Member of the Governance Committee.

Vote Required

The eight nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

Independent Directors; Board Committees; Meetings

The Board of Directors of the Company has determined that Messrs. Ahern, Bergstrom, Casabonne, Christianson, and Dolan are “independent” directors, as that term is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee, the duties and activities of which are described in greater detail below.  Each of the committees operates under a written charter adopted by the Board, which are posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

The Board of Directors met five times during fiscal 2009.  Each director attended 75% or more of the meetings of the Board of Directors and any committee on which he served.  The Company regularly schedules a meeting of the Board of Directors on the same day as the Annual Meeting of Stockholders and encourages members of the Board of Directors to attend the Annual Meeting.  All eight members of the Board of Directors attended the fiscal 2008 Annual Meeting of Stockholders.

Audit Committee.  The Audit Committee, which met four times during fiscal 2009, is currently composed of Messrs. Ahern, Bergstrom (Chair), and Dolan.  All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Company’s Board of Directors has determined that Mr. Bergstrom is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The duties of the Audit Committee include (i) selecting the Company’s independent auditors; (ii) reviewing and evaluating significant matters relating to the audit and internal controls of the Company; (iii) reviewing the scope and results of the audits by, and the recommendations of, the Company’s independent auditors; and (iv) pre-approving all audit and permissible non-audit services provided by the Company’s independent auditors.  The Audit Committee also reviews the audited consolidated financial statements of the Company and meets prior to public release of quarterly and annual financial information and prior to filing of the Company’s quarterly and annual reports containing financial statements with the Securities and Exchange Commission.  A report of the Audit Committee is contained in this Proxy Statement.

Compensation Committee.  The Compensation Committee, which met four times during fiscal 2009, is currently composed of Messrs. Bergstrom (Chair), Christianson, and Dolan.  All members of the Compensation Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options, and benefits of officers and employees.

Governance Committee.  The Governance Committee, which met two times during fiscal 2009, is currently composed of Messrs. Bergstrom, Casabonne, and Christianson (Chair).  All members of the Governance Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company.  The primary recurring duties and responsibilities of the Governance Committee include (i) reviewing and recommending to the Board corporate governance policies and procedures; (ii) reviewing the Company’s Code of Conduct and compliance therewith; (iii) identifying and recommending to the Board of Directors candidates for election as directors; and (iv) evaluating the Board of Directors.

The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders.  The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement.  Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, and experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership.  The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole.  The criteria applied by the Board in the selection of director candidates are the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders.  Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

Communications with the Board of Directors

If you would like to contact the Board or any director or committee of the Board, you can send an e-mail to mdemarco@peoplesed.com, or write to the Company, c/o Secretary, 299 Market Street, Saddle Brook, New Jersey 07663.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable director or committee on a periodic basis.

Compensation of Non-Management Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. For 2009, each non-management member of the Board of Directors received on a quarterly basis $3,000 for services as a director, plus $500 for each committee on which they served, plus an additional $500 for each committee of which they were the chair. Mr. Bergstrom received an additional $3,500 per quarter for his services on the audit and compensation committee. Non-employee directors were also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, each non-employee director receives nonqualified options to purchase our common stock at an option price equal to the fair market value of our common stock on the date that the option is granted. The options are exercisable in annual increments of 25% each over a four-year period during the term of the options, which range from five years to eight years. During fiscal year 2009, non-management directors were granted stock options under the terms described above. On January 9, 2009, they received options to purchase 2,000 shares each at $1.05 per share.

Non-Management Director Compensation for the Fiscal Year Ended May 31, 2009

	Fees Earned
	or	Option		All Other
	Paid in Cash	Awards		Compensation		Total
G. Thomas Ahern	$14,000	$2,394	(a)	$-		$16,394
John C. Bergstrom	$36,000	$2,394	(a)	$-		$38,394
Richard J. Casabonne	$14,000	$2,394	(a)	$38,400	(b)	$54,794
Anton J. Christianson	$18,000	$2,394	(a)	$-		$20,394
James P. Dolan	$16,000	$2,394	(a)	$-		$18,394
James J. Peoples	$13,333	$-		$32,000	(c )	$45,333

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2009 in accordance with SFAS No. 123R, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 8 to the Consolidated Financial Statements for the fiscal year ended May 31, 2009.

(b)	Mr. Casabonne received an additional $9,600 per quarter for his services related to marketing and product development.

(c)
Mr. Peoples received an additional $9,600 per quarter for his services related to business development. Since Mr. Peoples became a non-management director effective August 1, 2008, compensation was prorated for the partial year.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows, for fiscal 2009 and 2008, the compensation earned by or awarded to Brian T. Beckwith, the Company’s Chief Executive Officer and President; Michael L. DeMarco, the Company’s Executive Vice President and Chief Financial Officer; and Diane M. Miller, Executive Vice President and Chief Creative Officer, the only other executive officer of the Company (collectively with Mr. Beckwith and Mr. DeMarco, the “Named Executives”).

Summary Compensation Table for Fiscal Year Ended May 31, 2009 and 2008

			Non-Equity
			Incentitive	(a)	(b)
			Plan	Option	All Other
Name and Principal Position	Year	Salary	Compensation	Awards	Compensation	Total

Brian T. Beckwith	2009	$310,800	$-	$6,086	$2,160	$319,046
President and Chief Executive Officer	2008	$300,000	$-	$12,131	$2,160	$314,291

Michael L. DeMarco	2009	$207,200	$-	$3,043	$831	$211,074
Executive Vice President and	2008	$200,000	$-	$2,825	$850	$203,675
Chief Financial Officer

Diane M. Miller	2009	$172,774	$-	$3,043	$9,195	$185,012
Executive Vice President and	2008	$162,098	$-	$2,825	$9,195	$174,118
Chief Creative Officer

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2009 and 2008 in accordance with SFAS No. 123R, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 8 to the Consolidated Financial Statements for the fiscal year ended May 31, 2009.

(b)
The named executives receive a car allowance and the non-business portion of this allowance is included as taxable income to the named executive. In addition, the Company provided supplemental life insurance to Ms. Miller. The policy premium of $1,995 for both 2009 and 2008 was taxable income to Ms. Miller.

Outstanding Equity Awards at May 31, 2009

The following table provides a summary of equity awards outstanding for each of the Named Executives as of the end of fiscal 2009:

	Option Awards
	Number of Securities
	Underlying			Option
	Unexercised Options			Exercise	Option
	(#)	(#)		Price	Expiration
Named Executive	Exercisable	Unexercisable		($)	Date

Brian T. Beckwith	10,000	10,000	(1)	$3.05	4/10/2013
President and	125,000	-		$3.00	1/1/2012
Chief Executive Officer	33,331	14,669	(2)	$4.50	7/30/2012
	10,000	-		$5.20	10/3/2010
	125,000	-		$3.00	12/18/2011

Michael L. DeMarco	5,000	5,000	(3)	$3.05	4/10/2013
Executive Vice President and	15,000	-		$3.60	6/23/2013
Chief Financial Officer	30,000	-		$3.00	5/17/2012
	10,000	-		$3.50	12/29/2010
	5,000	-		$5.20	10/3/2010
	2,000	-		$3.00	12/21/2009

Diane M. Miller	5,000	5,000	(3)	$3.05	4/10/2013
Executive Vice President and	75,000	-		$3.00	10/26/2011
Chief Creative Officer	5,000	-		$5.20	10/3/2010

(1)	Becomes exercisable with respect to 5,000 shares on each April 10, 2010 and 2011.
(2)	Becomes exercisable with respect to 14,669 shares on January 1, 2010.
(3)	Becomes exercisable with respect to 2,500 shares on each of April 10, 2010 and 2011.

Potential Payments Upon Termination

Brian T. Beckwith, our President and Chief Executive Officer, entered into an employment agreement in 2001, which was amended in July 2004. The agreement, as amended, provides for a term ending in December 2008 with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to December 2010. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. Beckwith ceases to be employed. In consideration for these covenants, Mr. Beckwith will receive on a monthly basis, 60% of his monthly salary in effect at the time his employment ceased. If Mr. Beckwith is terminated by the Company without cause, or if Mr. Beckwith resigns for good reason, Mr. Beckwith is entitled to 18 months of severance at his then-current annual salary. If we provide Mr. Beckwith notice of non-renewal, Mr. Beckwith is entitled to 12 months of severance at his then-current annual salary. The agreement also provides for, under certain circumstances, our repurchase right and Mr. Beckwith’s put right to the Company with respect to Company stock owned by Mr. Beckwith following termination of his employment which he has acquired upon exercise of stock options and held for at least one year.

Michael L. DeMarco, our Executive Vice President and Chief Financial Officer, entered into an employment agreement in May 2002, which was most recently amended in June 2007. The agreement, as amended, provides for a term ending in May 2008, with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to May 2011. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. DeMarco ceases to be employed by the Company. In consideration for these covenants, Mr. DeMarco will receive on a monthly basis, 60% of his monthly salary in effect at the time his employment ceased. If Mr. DeMarco is terminated without cause or resigns for good reason, Mr. DeMarco is entitled to 12 months salary as severance at his then-current annual salary.

Diane M. Miller, our Executive Vice President and Chief Creative Officer, entered into an employment agreement in 1990, which was amended and restated in November 2004. The agreement provides for a term ending in November 2007, with automatic renewals thereafter for successive one-year periods unless terminated by either party at least 180 days prior to the end of the contract year. Pursuant to these arrangements, the term of the agreement has been extended to November 2010. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Ms. Miller ceases to be employed. In consideration for these covenants, Ms. Miller will receive on a monthly basis, 60% of her monthly salary in effect at the time her employment ceased. If Ms. Miller is terminated without cause or if Ms. Miller resigns for good reason, Ms. Miller is entitled to 12 months of severance at the rate in effect at the time her employment ceased. We have a right of first refusal with respect to any share transfers of Company stock by Ms. Miller to a competitor.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information provided to the Company as to the beneficial ownership of our Common Stock as of November 6, 2009 by (i) the only stockholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and the Named Executives set forth in the Summary Compensation Table, and (iii) directors and officers as a group.

Beneficial Owner	Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock

Anton J. Christianson (1)(2)	1,802,075	40.2%
NAP & CO – c/o Delaware State Pension Fund (3)	603,151	13.5%
James J. Peoples (1)(4)	574,081	12.9%
Dolphin Offshore Partners, Inc. (5)	361,887	8.1%
Diane M. Miller (1)(4)	338,016	7.4%
Brian T. Beckwith (1)(4)	357,304	7.5%
Michael L. DeMarco (1)	69,000	1.5%
John C. Bergstrom (1)	61,150	1.4%
James P. Dolan (1)	20,834	*
Richard J. Casabonne (1)	36,834	*
G. Thomas Ahern (1)	20,000	*
Directors and officers as a group (9 persons) (1)(2)	3,279,294	64.8%

* Less than 1%

(1)
Includes shares of Common Stock subject to outstanding stock options exercisable within 60 days as follows: Mr. Christianson, 20,834 shares; Mr. Peoples, 2,500 shares; Ms. Miller, 87,000 shares; Mr. Beckwith, 322,250 shares; Mr. DeMarco, 69,000 shares; Mr. Bergstrom, 20,834 shares; Mr. Dolan, 20,834 shares; Mr. Casabonne, 36,834 shares; Mr. Ahern, 16,000 shares; and all directors and officers as a group, 596,086 shares.

(2)
Mr. Christianson’s ownership includes 1,610,986 shares owned by School Power Limited Partnership, 109,007 shares owned by Adam Smith Growth Partners Limited Partnership and 61,248 shares owned by Adam Smith Fund, LLC.  The general partners of School Power Limited Partnership are Gordon Stofer and Adam Smith Companies, LLC.  The general partner of Adam Smith Growth Partners Limited Partnership is Adam Smith Companies, LLC.  The managing member of Adam Smith Fund is Adam Smith Management, LLC, which is controlled by Adam Smith Companies, LLC.  Mr. Christianson is the manager of Adam Smith Companies, LLC and Adam Smith Management, LLC and has voting and investment power with respect to the securities owned by Adam Smith Growth Partners Limited Partnership and Adam Smith Fund, LLC.  Mr. Christianson and Mr. Stofer share voting and investment powers with respect to the securities owned by School Power Limited Partnership.  Mr. Christianson, Mr. Stofer, Adam Smith Companies, LLC and Adam Smith Management, LLC disclaim beneficial ownership of the securities owned by School Power Limited Partnership, Adam Smith Growth Partners Limited Partnership and Adam Smith Fund, LLC except to the extent of their pecuniary interest in such securities.  The address of Mr. Christianson, Mr. Stofer, Adam Smith Companies, LLC, Adam Smith Management, LLC, Adam Smith Growth Partners Limited Partnership, Adam Smith Fund, LLC and School Power Limited Partnership is 301 Carlson Parkway, Suite #103, Minnetonka, MN 55305.

(3)	The address of the Delaware State Pension Fund is 860 Silver Lake Boulevard, McArdle Building, Suite #1, Dover, Delaware 19904.

(4)	The address of Mr. Peoples, Ms. Miller and Mr. Beckwith is 299 Market Street, Saddle Brook, New Jersey 07663-5316.

(5)
The general partner of Dolphin Direct Equity Partners, L.P. is Dolphin Advisors, LLC, and the managing member of Dolphin Advisors, LLC is Dolphin Management, Inc.  Peter E. Salas is the President and sole owner of Dolphin Management, Inc. and exercises voting and investment powers with respect to the securities owned by Dolphin Direct Equity Partners, L.P.  Dolphin Advisors, LLC, Dolphin Management, Inc. and Mr. Salas disclaim beneficial ownership of the securities owned by Dolphin Direct Equity Partners, L.P. except to the extent of their pecuniary interest in such securities.  The address of Dolphin Direct Equity Partners, L.P. is c/o Dolphin Asset Management Corp., 129 East 17th Street, New York, NY 10003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC.  Such officers, directors, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2009, all required Section 16(a) filings applicable to its officers, directors, and 10% stockholders were timely made, with the exception of the following reports that were filed late:  a Form 4 by each of G. Thomas Ahern, John C. Bergstrom, Richard J. Casabonne, Anton J. Christianson, James P. Dolan, and James J. Peoples reporting the grant of a stock option, and a Form 5 by Brian T. Beckwith reporting stock purchases made during the prior fiscal year that were exempt from Form 4 reporting requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, currently comprised of G. Thomas Ahern, John C. Bergstrom, and James P. Dolan, is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director, or director nominee of the Company, or any immediate family member of any such person, has or will have a direct or indirect material interest.  In addition, all transactions with related persons that come within the disclosures required by Item 404 of Regulation S-K must also be approved by the Audit Committee.  The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

PROPOSAL 2
APPROVAL AND RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed Rothstein Kass & Company P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2010.  Rothstein Kass & Company P.C. replaced McGladrey & Pullen, LLP as our outside auditing firm effective as of November 23, 2009.

The reports of McGladrey & Pullen, LLP on the financial statements of the Company for the fiscal years ended May 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the fiscal years ended May 31, 2009 and 2008, and through November 23, 2009, there were no disagreements between the Company and McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused McGladrey & Pullen, LLP to make reference thereto in its report on the financial statements for such fiscal years.  During the period described in the preceding sentence, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has not, during the fiscal years ended May 31, 2009 and 2008, and through November 23, 2009, consulted with Rothstein Kass & Company P.C. with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

While stockholder approval of the selection of Rothstein Kass & Company P.C. is not required by law, our Board of Directors believes it is in the best interests of our stockholders to submit the matter for a vote on ratification at the Annual Meeting.  If the stockholders do not ratify the appointment of Rothstein Kass & Company P.C., the Audit Committee will reconsider its selection, but will have no obligation to terminate the appointment.

We do not anticipate that representatives of Rothstein Kass & Company P.C. or McGladrey & Pullen, LLP will be present at the Annual Meeting.

Vote Required

Stockholder approval and ratification of the selection of Rothstein Kass & Company P.C. as independent registered public accountants requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE SELECTION OF ROTHSTEIN KASS & COMPANY P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid to Auditors

In connection with the fiscal years ended May 31, 2009 and May 31, 2008, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)
Audit Fees. Fees for audit services totaled $131,880 and $142,791 in fiscal 2009 and fiscal 2008, respectively, including fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q.

(b)
Audit-Related Fees. Fees for audit-related services totaled $-0- and $2,600 in fiscal 2009 and fiscal 2008, respectively. These services related to responding to technical and accounting questions and the related research, and meetings with management.

(c)	Tax Fees. Fees for tax services, including certain tax compliance assistance, totaled $-0- for both fiscal 2009 and fiscal 2008.

(d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP or RSM McGladrey, Inc., not included above, in either fiscal 2009 or fiscal 2008.
The Audit Committee preapproves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. All of the services provided by the independent registered public accounting firm during fiscal 2009 and fiscal 2008, including services related to Audit-Related Fees and Tax Fees, have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company consists of three directors:  G. Thomas Ahern, John C. Bergstrom, and James P. Dolan.  All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

Management is responsible for the Company’s internal control and the financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee met and held discussions with management and the independent accountants.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls.  The Committee reviewed with the independent accountants their audit plan, audit scope, and identification of audit risks.  The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2009 filed with the SEC.

Submitted by the Audit Committee
John C. Bergstrom (Chair), G. Thomas Ahern, and James P. Dolan

STOCKHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission (SEC) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by corporate action in accordance with the proxy rules.  Stockholder proposals that are intended to be presented at the Company’s Annual Meeting in fiscal 2011 must be received by the Company no later than August 11, 2010 to be included in the proxy statement and form of proxy for that meeting.  The Company’s proxy for the Annual Meeting in fiscal 2011 may confer on the proxy holder discretionary authority to vote on any stockholder proposals that are intended to be presented at the Company’s Annual Meeting in fiscal 2011 that are received after October 25, 2010.

METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, and the cost of soliciting proxies relating to the meeting will be borne by the Company.  In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, telegraph, or personal solicitation and no additional compensation will be paid to such individuals.  The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees, and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting.  If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

A copy of the Company’s 2009 Annual Report to Stockholders is being mailed to you with this proxy statement.  The Annual Report includes, among other things, the consolidated balance sheet of the Company as of May 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended May 31, 2009 and 2008.  If you desire an additional copy of the Annual Report or a copy of our Annual Report on Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to the Chief Financial Officer, Peoples Educational Holdings, Inc., 299 Market Street, Saddle Brook, NJ 07663.  You may also access a copy of our Form 10-K on the SEC’s Web site at www.sec.gov.

By Order of the Board of Directors,

/s/ John C. Bergstrom
John C. Bergstrom
Secretary

Saddle Brook, New Jersey
December 9, 2009